Exhibit 3.53

Control No. **0516146**

STATE OF GEORGIA

Secretary of State

Certified Copy

I, Brian P. Kemp, Secretary of the State of Georgia, do hereby certify under the seal of my office that the attached documents are true and correct copies of documents filed under the name of

FIDELITY NATIONAL ASIA PACIFIC HOLDINGS, LLC

Domestic Limited Liability Company

Said entity was formed in the jurisdiction set forth above and has filed in the Office of Secretary of State on the 23rd day of February, 2005 its certificate of limited partnership, articles of incorporation, articles of association, articles of organization or application for certificate of authority to transact business in Georgia. This Certificate is issued pursuant to Title 14 of the Official Code of Georgia Annotated and is prima-facie evidence of the existence or nonexistence of the facts stated herein.

WITNESS my hand and official seal of the City of Atlanta and the State of Georgia on 18th day of June, 2010

Brian P. Kemp
Secretary of State

Certification Number: 5992275-1 Reference:
Verify this certificate online at http://corp.sos.state.ga.us/corp/soskb/verify.asp

Control No. 0516146

STATE OF GEORGIA

Secretary of State

Corporations Division

315 West Tower

#2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

CERTIFICATE

OF

AMENDMENT

NAME CHANGE

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

CERTEGY ASIA PACIFIC HOLDINGS, LLC

a Domestic Limited Liability Company

has filed articles/certificate of amendment in the Office of the Secretary of State changing its name to

FIDELITY NATIONAL ASIA PACIFIC

HOLDINGS, LLC

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles/ certificate of amendment.

WITNESS my hand and official seal of the City of Atlanta and the State of Georgia on May 8, 2006

/s/ Cathy Cox
Cathy Cox Secretary of State

Control No: 0516146 Date Filed: 05/08/2006 12:00 AM Cathy Cox Secretary of State

ARTICLES OF AMENDMENT

CERTEGY ASIA PACIFIC HOLDINGS, LLC

To the Secretary of State

State of Georgia

FIRST:	The name of the limited liability company (the “Company”) is CERTEGY ASIA PACIFIC HOLDINGS, LLC

SECOND:	The date the Articles of Organization of the Company were filed in the Office of the Secretary of State of the State of Georgia is February 23, 2005.

THIRD:	The amendment to the Articles of Organization of the Company is as follows:

“I.

The name of the limited liability company is:

FIDELITY NATIONAL ASIA PACIFIC HOLDINGS, LLC”

Executed on May 4, 2006.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:	/s/ Michael L. Gravelle
Michael L. Gravelle Senior Vice President, General Counsel and Assistant Secretary

SECRETARY OF STATE 2006 JUN 15 A 10:56 CORPORATIONS DIVISION	State of Georgia Name Change 1 Page(s) T0614324014

STATE OF GEORGIA [SEAL]

OFFICE OF

INSURANCE AND SAFETY FIRE COMMISSIONER

JOHN W. OXENDINE COMMISSIONER OF INSURANCE SAFETY FIRE COMMISSIONER INDUSTRIAL LOAN COMMISSIONER COMPTROLLER GENERAL	June 12, 2006	SEVENTH FLOOR. WEST TOWER FLOYD BUILDING 2 MARTIN LUTHER KING. JR., DRIVE ATLANTA. GEORGIA 30334 (404) 656-2056 TDD# (404) 658-4031 www. gainsurance.org

Marcia Glick

Vice President and Asst. Secretary

Fidelity National Information Services

601 Riverside Ave.

Jacksonville, FL 32204

Re:	Name Approval

Dear Sir or Madam:

We are in receipt of your letter, wherein a name approval was requested. The approval of this commission is hereby granted for use of the name:

“FIDELITY NATIONAL ASIA PACIFIC HOLDINGS, LLC”

This is not meant to imply that this name is available to you. That assurance can come only from the Secretary of State.

Sincerely,

/s/ Kimberly Raper
Kimberly Raper Financial Analyst Regulatory Services Division

THE OFFICE OF INSURANCE AND SAFETY FIRE COMMISSIONER DOES NOT DISCRIMINATE ON THE BASIS OF RACE. COLOR. NATIONAL ORIGIN. SEX, RELIGION, AGE OR DISABILITY IN EMPLOYMENT OR THE PROVISION OF PROGRAMS OR SERVICES

Secretary of State	CONTROL NUMBER	:	0516146
Corporations Division	EFFECTIVE DATE	:	02/23/2005
315 West Tower	JURISDICTION	:	GEORGIA
#2 Martin Luther King, Jr. Dr.	REFERENCE	:	0045
Atlanta, Georgia 30334-1530	PRINT DATE	:	03/11/2005
	ELECTED CONTROL	:	K412739
	FORM NUMBER	:	357

KILPATRICK STOCKTON LLP

LYNN E. FOWLER

1100 PEACHTREE ST, STE 2800

ATLANTA, GA 30309

CERTIFICATE OF ORGANIZATION BY ELECTION

I, Cathy Cox, the Secretary of State of the State of Georgia, do hereby certify under the seal of my office that

CERTEGY ASIA PACIFIC HOLDINGS, LLC

A GEORGIA LIMITED LIABILITY COMPANY

has been duly organized under the laws of the State of Georgia on the effective date stated above by the filing of a certificate of election and articles of organization in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

STATE OF GEORGIA [SEAL]	/s/ Cathy Cox
Cathy Cox Secretary of State

CERTIFICATE OF ELECTION

OF

CERTEGY ASIA PACIFIC HOLDINGS, INC.

Pursuant to Section 14-11-212 of the Georgia Limited Liability Company Act, Certegy Asia Pacific Holdings, Inc., a Georgia corporation, makes the following election to become a limited liability company:

1. The name of the corporation making the election is Certegy Asia Pacific Holdings, Inc. The corporation was incorporated on May 17, 1994 (State Control No. K412739).

2. The corporation hereby elects to become a limited liability company with such election to be effective upon the filing of this Certificate of Election with the Secretary of State of Georgia.

3. Filed herewith are articles of organization of the limited liability company to be formed pursuant to such election which comply in all respects with O.C.G.A. §§ 14-11-204 and 14-11-207, and which shall be the articles of organization for the limited liability company until modified in accordance with the provisions of the Georgia Limited Liability Company Act.

4. Each share of common stock in the corporation shall, upon conversion of the corporation into a limited liability company, become a membership interest representing an equivalent percentage ownership with respect to voting and distribution in the limited liability company.

5. The within and foregoing election was approved by all of the directors and shareholders of the corporation pursuant to O.C.G.A. § 14-2-1109.1.

Dated this 22nd day of February, 2005.

Certegy Asia Pacific Holdings, Inc.

By:	/s/ Walter M. Korchun
Walter M. Korchun
Vice President

SECRETARY OF STATE
2005 FEB 23 P 3:26
CORPORATIONS DIVISION

ARTICLES OF ORGANIZATION

OF

CERTEGY ASIA PACIFIC HOLDINGS, LLC

I.

The name of the limited liability company is:

CERTEGY ASIA PACIFIC HOLDINGS, LLC

II.

The registered office of the Company is located at 40 Technology Parkway, Suite 300; Norcross, Georgia 30092 The initial registered agent of the Company at its registered office is CSC The United States Corporation.

III.

The management of the limited liability company shall be vested in one or more members in accordance with the Operating Agreement of the Company. The members shall have the right and authority to manage the business affairs of the limited liability company.

IN WITNESS WHEREOF, the undersigned organizer of the limited liability company has executed these Articles of Organization as of the 22nd day of February, 2005.

/s/ Lynn E. Fowler
Lynn E. Fowler, Organizer

Suite 2800

1100 Peachtree Street

Atlanta, GA 30309

404/815-6500

SECRETARY OF STATE

2005 FEB 23 P 3:27

CORPORATIONS DIVISION

OFFICE OF SECRETARY OF STATE
CORPORATIONS DIVISION
315 West Tower, #2 Martin Luther King, Jr. Drive
Atlanta, Georgia 30334-1530
(404) 656-2817
Registered agent, officer, entity status information via the Internet
http://www.georgiacorporations.org

CATHY COX
Secretary of State

WARREN RARY
Director

ENRICO M. ROBINSON
Assistant Director

TRANSMITTAL INFORMATION
GEORGIA LIMITED LIABILITY COMPANY

K412739

DO NOT WRITE IN SHADED AREA - SOS USE ONLY

DOCKET #		PENDING #	P651386	CONTROL #	516146
DOCKET CODE		DATE FILED		AMOUNT RECEIVED	
CHECK/ RECEIPT #		TYPE CODE		EXAMINER	
JURISDICTION (COUNTY) CODE					

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM

1. LLC Name Reservation Number (if one has been obtained; if articles are being filed without prior reservation, leave this line blank):

Certegy Asia Pacific Holdings, LLC
LLC Name (List exactly as it appears in articles)

2. Lynn E. Fowler — 404/815-6500
Name of person filing articles (certificate will be mailed to this person, at address below) — Telephone Number

Kilpatrick Stockton LLP; 1100 Peachtree Street, NE, Suite 2800
Address

Atlanta — GA — 30309
City — State — Zip Code

3. 11720 Amber Park Drive, Suite 600
Principal Office Mailing Address of LLC (Unlike registered office address, this may be a post office box)

Alpharetta — Georgia — 30004
City — State — Zip Code

4. CSC The United States Corporation
Name of LLC's Registered Agent in Georgia

40 Technology Parkway, Suite 300
Registered Office Street Address of LLC in Georgia (Post office box or mail drop not acceptable for registered office address)

Norcross — Gwinnett — GA — 30092
City — County — State — Zip Code

5. Name and Address of each organizer (Attach additional sheets if necessary)

Organizer	Address	City	State	Zip Code
Lynn E. Fowler	1100 Peachtree St,NE	Atlanta	GA	30309

6. Mail or deliver the following items to the Secretary of State, at the above address:
   1) This transmittal form
   2) Original and one copy of the Articles of Organization
   3) Filing fee of $100.00 payable to Secretary of State. Filing fees are NON-refundable.

[Signature] — 2/22/2005
Authorized Signature — Date
Member, Manager, Organizer or Attorney-in-fact (Circle one)

Request certificates and obtain entity information via the Internet: http://www.georgiacorporations.org

FORM 231

Certification#: 5992275-1 Page 7 of 7